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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2000
                                (April 10, 2000)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                 0-29782                    58-2398004
     (State of          (Commission File No.)          (I.R.S. Employer
   Incorporation)                                      Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On April 10, 2000, World Access, Inc. completed the sale of its Telco Systems, Inc., subsidiary to BATM Advanced Communications Limited pursuant to a Stock Purchase Agreement dated February 2, 2000 by and between World Access and BATM. The aggregate purchase price was $260.8 million in cash and 960,000 ordinary shares of BATM. The purchase price was determined by arms-length negotiations between the parties. Telco Systems, based in Norwood, Massachusetts, manufactures network transport and access solutions for leading telecommunications service providers. BATM, based in Rosh Ha'ayn, Israel, is a data communications technology company that is establishing a global leadership position in next generation data communications equipment, including edge access devices, multi-protocol switches, fiber-based networking equipment and IP mux switching solutions. The Stock Purchase Agreement is filed as Exhibit
2.1 to this report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Pro Forma Information

No pro forma financial information is required as the operations of Telco Systems and the Company's other equipment businesses which are being divested have been excluded from continuing operations in the Company's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999.


(b)      Exhibits

         Exhibit
         Number   Description
         ------   -----------
           2.1    Stock Purchase Agreement dated February 2, 2000 by and between
                  World Access, Inc. and BATM Advanced Communications Limited.

          99.1    Press release dated April 10, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                        WORLD ACCESS, INC.



Date:  April 18, 2000              By:  /s/ MARTIN D. KIDDER
                                        -----------------------------
                                        Martin D. Kidder
                                        Vice President and Controller


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                                  EXHIBIT INDEX


Exhibit
Number     Description
------     -----------
  2.1      Stock Purchase Agreement dated February 2, 2000 by and between World
           Access, Inc. and BATM Advanced Communications Limited.
 99.1      Press release dated April 10, 2000.



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